Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any other person for any other purpose.

In connection with the Annual Report of NDCHealth Corporation (the “Company”) on Form 10-K for the year ended May 28, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we the undersigned certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Walter M. Hoff
Walter M. Hoff, Chairman and
Chief Executive Officer (Principal Executive Officer)
August 10, 2004

By:	/s/ Lee Adrean
Lee Adrean
Chief Financial Officer (Principal Financial Officer)
August 10, 2004